EXHIBIT 99.2

Rotate Black Gaming, Inc.
1/1/07 To 3/12/11

Contract Benefit
Lost Profits	350,000,000.00

Contract Payment
Seneca Catskill Gaming Corp. - Bank Deposit	25,000.00
Contract Payments to Seneca Nation Plus Initial cost	3,247,884.00
Interest on Stillwater Revolver Thru 3/31/10	2,719,141.04
5,992,025.04
Operating
Operating Expenses	2,050,260.07
Payroll Expense - June 2007 to March 31, 2011	3,141,750.00
5,192,010.07

3D Land
Land Cost - 3D	556,000.00
Interest Expense - 3D	87,290.58
643,290.58

Shawanga Land Option
Escrow Deposit - Exit 114 Property	8,570,674.00
8,570,674.00

Licensing Fees
Legal Fees - Licensing	470,053.43
Licensing Fee - Seneca	143,500.67
613,554.10

Catskills Project Damages	371,011,553.79